April 28, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE Principal Variable Contracts Funds, Inc.
Post Effective Amendment No. 78 to Registration Statement on Form N-1A
File Numbers: 02-35570, 811-01944

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-
effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Jennifer A. Mills

Jennifer A. Mills
Assistant Counsel, Registrant

Attachments